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Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

        In connection with the Quarterly Report of DataMEG, Corp., a New York Columbia corporation (the "Company"), on Form 10-QSB for the three months ending March 31, 2004, as filed with the Securities and Exchange Commission (the "Report"), I, Andrew Benson, President and Principal Financial Officer certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

        (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Andrew Benson By: Andrew Benson President and Principal Financial Officer

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  Exhibit 32.1